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                                                                    EXHIBIT 21.1

                                   CRAY INC.
                           PARENT & SUBSIDIARIES LIST

Parent/Subsidiary Name                        Date Formed         Country/State            % Ownership
----------------------                        -----------         -------------            -----------

Cray Inc.                                     12/7/87             U.S./Washington State    Parent

  Cray Federal Inc.                           11/3/00             U.S./Washington          100%

  Cray Australia Pty Ltd.                     3/23/00             Australia                100%

  Cray Brazil, Inc.                           8/25/00             U.S./Washington State    100%
    Cray Computadores Brasil Ltda.            11/17/00            Brazil                   100%

  Cray Canada, Inc.                           3/17/00             U.S./Washington State    100%
    Cray Canada Corp./Societe Cray Canada     3/20/00             Canada                   100%

  Cray China Limited                          8/7/00              China                    100%

  Cray Computer Findland Oy                   6/20/00             Findland                 100%

  Cray Computer SAS                           4/3/00              France                   100%

  Cray Computer Deutschland GmbH              3/31/00             Germany                  100%

  Cray Supercomputers (Israel) Ltd.           9/16/01             Israel                   100%

  Cray Italy S.r.l.                           7/12/00             Italy                    100%

  Cray Japan, Inc.                            3/17/00             U.S./Washington State    100%

  Cray Korea, Inc.                            3/17/00             U.S./Washington State    100%

  Cray Netherlands B V                        6/23/00             Netherlands              100%

  Cray Computer South Africa                  2/23/00             South Africa             100%
    (Proprietary) Limited

  Cray Computer Spain, S.L.                   3/30/00             Spain                    100%

  Cray-Tera Sweden AB                         3/3/99              Sweden                   100%

  Cray Computer GmbH                          4/5/00              Switzerland              100%

  Cray Taiwan, Inc.                           4/5/01              U.S./Washington State    100%

  Cray U.K. Limited                           3/7/00              United Kingdom           100%
